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                                                                      EXHIBIT 21

            SUBSIDIARIES OF EVEREST HEALTHCARE SERVICES CORPORATION



NAME OF SUBSIDIARY                                               JURISDICTION
------------------                                               ------------

Amarillo Acute Dialysis Specialists, L.L.C.                        Texas

Con-Med Supply Company, Inc.                                       Illinois

Continental Health Care, Ltd.                                      Illinois

Dialysis Services of Cincinnati, Inc.                              Ohio

Dialysis Specialists of Corpus Christi, L.L.C.                     Texas

Dialysis Specialists of Marietta, Ltd.                             Ohio

Dialysis Specialists of Northeast Ohio, Ltd.                       Ohio

Dialysis Specialists of South Texas, L.L.C.                        Texas

DuPage Dialysis Ltd.                                               Illinois

Everest Management, Inc.                                           Delaware

Extracorporeal Alliance, L.L.C.                                    Delaware

Hemo Dialysis of Amarillo L.L.C.                                   Texas

Home Dialysis of America, Inc.                                     Arizona

Home Dialysis of Dayton, Inc.                                      Ohio

Home Dialysis of Eastgate, Inc.                                    Ohio

Home Dialysis of Mt. Auburn, Inc.                                  Ohio

Lake Avenue Dialysis Center, Inc.                                  Indiana

Mercy Dialysis Center, Inc.                                        Wisconsin

New York Dialysis Management, Inc.                                 New York

North Buckner Dialysis Center, Inc.                                Delaware

Northwest Indiana Dialysis, Inc.                                   Indiana

Ohio Valley Dialysis Center, Inc.                                  Indiana

Perfusion Resource Association, L.L.C.                             Delaware

Saint Margaret Mercy Dialysis Centers, L.L.C.                      Illinois

Tri-State Perfusion, L.L.C.                                        Delaware

WSKC Dialysis Services, Inc.                                       Illinois

Everest New York Holdings, Inc.                                    New York

Everest One IPA, Inc.                                              New York